UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2017

TRANS WORLD ENTERTAINMENT CORPORATION

(Exact name of registrant as specified in its charter)

New York	0-14818	14-1541629
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

38 Corporate Circle,

Albany, New York 12203

(Address of principal executive offices)

(518) 452-1242

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

At the Annual Meeting on June 28, 2017, the stockholders of the Company voted on the following proposal, which is more fully described in our proxy statement:

Proposal No. 1 –Election of Directors; and

On the record date for the Annual Meeting, there were 36,115,388 shares issued, outstanding and entitled to vote. Shareholders holding 32,968,006 shares were present at the meeting, in person or represented by proxy. The results of the voting at the Annual Meeting were as follows:

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

Director	Votes For	Votes Withheld	Broker Non-Votes

Mike Feurer	32,079,732	888,274	0
Martin Hanaka	32,070,461	897,545	0
Robert Marks	32,341,432	626,574	0
Michael Nahl	32,265,100	702,906	0
Mike Reickert	32,736,122	231,884	0
Michael Solow	32,068,467	899,539	0

PROPOSAL NO. 2-	To approve the 2005 Long Term Incentive AND SHARE AWARD Plan (as amended and restated April 5, 2017)

Votes For	Votes Against	Abstentions	Broker Non-Votes

31,983,948	867,671	116,387	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 30, 2017	TRANS WORLD ENTERTAINMENT CORPORATION

By: /s/ John Anderson
Name: John Anderson
Title: Chief Financial Officer
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